STATE OF DELAWARE
                                                      Page 1
              OFFICE OF THE SECRETARY OF STATE

                  ------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACORN VENTURE CAPITAL CORPORATION", CHANGING ITS NAME FROM "ACORN VENTURE CAPITAL CORPORATION" TO "ACORN HOLDING CORP.", FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED
TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                              Edward J. Freel
                              -----------------------------
                              Edward J. Freel,
                              Secretary of State


                              Authentication:   8736814

                              Date:             11-03-97

                  CERTIFICATE OF AMENDMENT

                             OF

                CERTIFICATE OF INCORPORATION

                             OF

              ACORN VENTURE CAPITAL CORPORATION

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Acorn Venture Capital Corporation.

          2.  The certificate of incorporation of the
Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

          "FIRST:  The name of the Corporation is ACORN
HOLDING CORP."

          3.  The amendment of the Certificate of
Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the approval of the holders of a majority of the outstanding shares of capital stock entitled to vote at a special meeting of stockholders duly called and held for such purpose.

          IN WITNESS WHEREOF, we have signed this Certificate this 3rd day of November, 1997.


                              Stephen A. Ollendorf
                              ____________________________
                              Stephen A. Ollendorff,
                                 Chairman and Chief
                                 Executive Officer

Attest:


Marian E. Gustafson
________________________________
Marian E. Gustafson
Assistant Secretary